SCHEDULE 14A
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Proxy Statement Pursuant to Section 14(a) of the
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Apollo Investment Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Apollo Investment Corporation
Announces Adjournment of Annual Meeting

New York, August 7, 2012— Apollo Investment Corporation (Nasdaq: AINV) (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) today. The proposals considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on June 25, 2012 (the "Proxy"). As of June 13, 2012, the record date, 202,891,351 shares of common stock were eligible to vote.

The Company’s stockholders voted today to approve the first and second proposals found in the Proxy. To permit additional time to solicit stockholder votes for the third proposal found in the Proxy, the Annual Meeting was then adjourned until 9:30 a.m. Eastern Daylight Time on Wednesday, September 5, 2012 at the offices of Skadden, Arps, Slate, Meagher and Flom LLP, Four Times Square, New York, New York 10036.

The Company’s stockholders elected John J. Hannan, James C. Zelter and Ashok N. Bakhru as Class II directors, each of whom will serve until the 2015 Annual Meeting, or until his successor is duly elected and qualifies or until his earlier resignation, removal from office, death or incapacity. The Company’s stockholders also ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the year ending March 31, 2013.

If you have not yet voted or wish to change your vote on the second proposal found in the Proxy, we urge you to vote by phone or through the internet using the instructions provided on your proxy ballot. You may also contact Elizabeth Besen at (212) 822-0625 if you need assistance with voting.

About Apollo Investment Corporation
Apollo Investment Corporation is a closed-end, externally managed, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies as well as public companies whose securities are thinly traded. The Company invests primarily in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

Available Information
Apollo Investment Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.apolloic.com.

CONTACT:	Elizabeth Besen,
Investor Relations Manager
Apollo Investment Corporation
(212) 822-0625
ebesen@apolloic.com

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